UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 19, 2009

Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

     The purpose of this Current Report on Form 8-K is to furnish BB&T's third quarter 2009 earnings release. The release includes information regarding the acquisition by BB&T's wholly-owned subsidiary, Branch Banking and Trust Company ("Branch Bank"), of certain assets and the assumption of substantially all of the deposits and certain liabilities of Colonial Bank, an Alabama state-chartered bank headquartered in Montgomery, Alabama, pursuant to a Purchase and Assumption Agreement (the "Agreement") with the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Colonial Bank, dated August 14, 2009. The Agreement, as well as the identity of the assets acquired and liabilities assumed, remains subject to finalization and revision by the FDIC and Branch Bank. Upon finalization, the acquisition will be deemed to be effective as of August 14, 2009. The release contains forward-looking statements regarding BB&T and includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	BB&T Corporation's earnings release issued October 19, 2009.

99.2	BB&T Corporation's Quarterly Performance Summary issued October 19, 2009.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /S/ Cynthia B. Powell

Cynthia B. Powell
Senior Vice President and Corporate Controller
(Principal Accounting Officer)

Date:     October 19, 2009